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                                                                  EXHIBIT 3.1(A)

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         ATHERTON CAPITAL INCORPORATED

                            A DELAWARE CORPORATION


     Atherton Capital Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the or this "CORPORATION"), does hereby certify as follows:

     1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 10, 1997.

     2. Article Four of the Certificate of Incorporation of this Corporation is hereby amended in its entirety to read as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty million (30,000,000), all of which shall be common stock, $0.001 par value per share ("Common Stock"). All shares of Common Stock will be identical and shall entitle the holders thereof to the same rights and privileges.

     Upon filing of this Certificate of Amendment of Certificate of Incorporation, there shall be a one thousand-for-one stock split pursuant to which each outstanding share of Common Stock is converted into one thousand (1,000) shares of Common Stock."

     3. The foregoing amendment of Certificate of Incorporation has been duly approved and adopted by the Board of Directors of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

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     4.   The foregoing amendment of Certificate of Incorporation has been duly approved by written consent of the stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware Corporation Law.

     IN WITNESS WHEREOF, Atherton Capital Incorporated has caused this amendment to the Certificate of Incorporation to be signed by its President this 15th day of October, 1997.




                                   /s/ David R. Elder
                                   -----------------------------------------
                                       David Elder, President

                                      -2-
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                          CERTIFICATE OF INCORPORATION

                                       OF

                         ATHERTON CAPITAL INCORPORATED


     FIRST: The name of the corporation is ATHERTON CAPITAL INCORPORATED (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-thousand (30,000), all of which shall be common stock, $0.001 par value per share ("Common Stock"). All shares of Common Stock will be identical and shall entitle the holders thereof to the same rights and privileges.

     FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend and repeal the by-laws (except so far as the by-laws adopted by the stockholders shall otherwise provide). Any by-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept, subject to any provision contained in applicable law, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless a by-law of the Corporation shall so provide.
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     SEVENTH:  To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

     NINTH: The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by said laws, except as the by-laws of the Corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, agent or affiliate and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH:  The name and address of the sole incorporator is as follows:

                    David L. Elder
                    1001 Bayhill Drive, Suite 155
                    San Bruno, CA  94066


          THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that
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this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this 10th day of March, 1997.


                                        /s/ David L. Elder
                                        -------------------------
                                        David L. Elder